PRESS RELEASE Bill Seymour VP of Investor Relations T + 1 952 556 1844 bill.seymour@entegris.com

Exhibit 99.1
FOR RELEASE AT 6:00 AM EDT

ENTEGRIS REPORTS RESULTS FOR THIRD QUARTER OF 2022

•Third-quarter revenue (as reported) of $994 million, increased 71% from prior year
•Third-quarter revenue (proforma), increased 14%
•Third-quarter GAAP diluted EPS of ($0.50)
•Third-quarter non-GAAP diluted EPS of $0.85

BILLERICA, Mass., November 2, 2022 - Entegris, Inc. (NASDAQ: ENTG), today reported its financial results for the Company’s third quarter ended October 1, 2022. Third-quarter sales were $993.8 million, an increase of 71% from the same quarter last year. Third-quarter GAAP net loss was $73.7 million, or $0.50 loss per diluted share, which included $65.3 million of amortization of intangible assets, $20.8 million of integration costs, $31.9 million of deal and transaction costs, $58.4 million contractual and non-cash integration costs and $2.4 million interest expense, net. Non-GAAP net income was $127.8 million for the third quarter and non-GAAP earnings per diluted share was $0.85. All the results presented herein are shown on a “as reported” basis and not on a “proforma” basis, and as a result do not include CMC Materials’ results in prior periods.
Bertrand Loy, Entegris’ president and chief executive officer, said: “Our execution was solid in the third quarter, and we are pleased with our proforma 18 percent year-to-date top line growth, especially in light of the growing economic uncertainty and unfavorable impact of foreign currencies. During the quarter, we continued to benefit from strong demand for our advanced solutions, which are of growing importance to our customers’ leading-edge technology roadmaps and new facility investments.”

Mr. Loy added: “We are also pleased with our steady progress on the CMC Materials integration. As a part of our assessment of the various parts of the CMC portfolio, we recently announced that we entered into a definitive agreement for Infineum to acquire the Pipeline and Industrial Materials business. Going forward, our focus will be on driving revenue and cost synergies, and continuing to pay down the debt.”

Mr. Loy added: “For the full year 2022, despite softening in the semiconductor market and the impact of the new U.S. government export restrictions, we expect to achieve strong growth, well in excess of the market. Looking ahead, our differentiated unit-driven model and experienced team will be key as we navigate the uncertain environment.”

Quarterly Financial Results Summary
(in thousands, except percentages and per share data)

GAAP Results	October 1, 2022	October 2, 2021	July 2, 2022
Net sales	$993,828	$579,493	$692,489
Operating income	$14,889	$139,357	$157,970
Operating margin - as a % of net sales	1.5%	24.0%	22.8%
Net (loss) income	($73,703)	$117,461	$99,491
Diluted (loss) earnings per common share	($0.50)	$0.86	$0.73
Non-GAAP Results
Non-GAAP adjusted operating income	$253,207	$152,696	$183,039
Non-GAAP adjusted operating margin - as a % of net sales	25.5%	26.3%	26.4%
Non-GAAP net income	$127,770	$125,383	$136,816
Diluted non-GAAP earnings per common share	$0.85	$0.92	$1.00

Fourth-Quarter Outlook
For the fourth quarter ending December 31, 2022, the Company expects sales of $930 million to $970 million, net income of $42 million to $50 million and diluted earnings per common share between $0.28 and $0.33. On a non-GAAP basis, the Company expects diluted earnings per common share to range from $0.75 to $0.80, reflecting net income on a non-GAAP basis in the range of $112 million to $120 million. The company also expects EBITDA of approximately 29% of sales, for the fourth quarter of 2022. We estimate that the impact of the U.S. government’s announced new export controls restricting the sale of semiconductor technology to certain companies in China will reduce sales by approximately $40 million to $50 million in the fourth quarter of 2022 (reflected in the guidance above).

Segment Results
In connection with the completion of the CMC Materials acquisition, the company now operates in four segments (which include the new APS division):
Specialty Chemicals and Engineered Materials (SCEM): SCEM provides advanced materials enabling complex chip designs and improved device electrical performance; including high-performance and high-purity process chemistries, gases and materials and safe and efficient delivery systems to support semiconductor and other advanced manufacturing processes.
Microcontamination Control (MC): MC offers advanced filtration solutions that improve customers’ yield, device reliability and cost; by filtering and purifying critical liquid chemistries and gases used in semiconductor manufacturing processes and other high-technology industries.
Advanced Materials Handling (AMH): AMH develops solutions that improve customers’ yields by protecting critical materials during manufacturing, transportation, and storage; including products that monitor, protect, transport and deliver critical liquid chemistries, wafers, and other substrates for a broad set of applications in the semiconductor, life sciences and other high-technology industries.
Advanced Planarization Solutions (APS): APS develops an end-to-end chemical mechanical planarization (CMP) solution and applications expertise delivered through advanced materials and high purity chemicals; including CMP slurries, pads, formulated cleans and other electronic chemicals used in the semiconductor manufacturing processes.

Third-Quarter Results Conference Call Details
Entegris will hold a conference call to discuss its results for the third quarter on Wednesday, November 2, 2022, at 9:00 a.m. Eastern Time. Participants should dial 888-882-4478 or +1 323-794-2591, referencing confirmation code 8055261. Participants are asked to dial in 5 to 10 minutes prior to the start of the call. For a replay of the call, please Click Here using passcode 8055261. The on-demand playback will be available for six weeks after the conclusion of the teleconference. The call can also be accessed live and on-demand from the Investor Relations section of www.entegris.com.

Management’s slide presentation concerning the results for the third quarter will be posted on the Investor Relations section of www.entegris.com Wednesday morning before the call.

Entegris, Inc. - page 2 of 15

About Entegris
Entegris is a world-class supplier of advanced materials and process solutions for the semiconductor and other high-tech industries. Entegris has approximately 10,000 employees throughout its global operations and is ISO 9001 certified. It has manufacturing, customer service and/or research facilities in the United States, Canada, China, France, Germany, Israel, Japan, Malaysia, Singapore, South Korea, and Taiwan. Additional information can be found at www.entegris.com.

Non-GAAP Information
The Company’s condensed consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States (GAAP). Adjusted EBITDA, adjusted gross profit, adjusted segment profit, adjusted operating income, non-GAAP net income, non-GAAP adjusted operating margin and diluted non-GAAP earnings per common share, together with related measures thereof, are considered “non-GAAP financial measures” under the rules and regulations of the Securities and Exchange Commission. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company provides supplemental non-GAAP financial measures to better understand and manage its business and believes these measures provide investors and analysts additional and meaningful information for the assessment of the Company’s ongoing results. Management also uses these non-GAAP measures to assist in the evaluation of the performance of its business segments and to make operating decisions. Management believes that the Company’s non-GAAP measures help indicate the Company’s baseline performance before certain gains, losses or other charges that may not be indicative of the Company’s business or future outlook, and that non-GAAP measures offer a more consistent view of business performance. The Company believes the non-GAAP measures aid investors’ overall understanding of the Company’s results by providing a higher degree of transparency for such items and providing a level of disclosure that will help investors generally understand how management plans, measures and evaluates the Company’s business performance. Management believes that the inclusion of non-GAAP measures provides greater consistency in its financial reporting and facilitates investors’ understanding of the Company’s historical operating trends by providing an additional basis for comparisons to prior periods. The reconciliations of GAAP gross profit to adjusted gross profit, GAAP segment profit to adjusted operating income, GAAP net income to adjusted operating income and adjusted EBITDA, GAAP net income and diluted earnings per common share to non-GAAP net income and diluted non-GAAP earnings per common share and GAAP outlook to non-GAAP outlook are included elsewhere in this release.

Cautionary Note on Forward Looking Statements
This news release contains forward looking statements. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward looking statements. These forward looking statements may include statements about the ongoing impacts of the COVID-19 pandemic and the conflict in Ukraine on the Company’s operations and markets, including supply chain issues and inflationary pressures related thereto; future period guidance or projections; the Company’s performance relative to its markets, including the drivers of such performance; market and technology trends, including the duration and drivers of any growth trends and the impact of the COVID-19 pandemic on such trends; the development of new products and the success of their introductions; the focus of the Company’s engineering, research and development projects; the Company’s ability to execute on our business strategies, including with respect to Company’s expansion of its manufacturing presence in Taiwan; the Company’s capital allocation strategy, which may be modified at any time for any reason, including share repurchases, dividends, debt repayments and potential acquisitions; the impact of the acquisitions the Company has made and commercial partnerships the Company has established, including the acquisition of CMC Materials, Inc. (“CMC Materials”); trends relating to the fluctuation of currency exchange rates; future capital and other expenditures, including estimates thereof; the Company’s expected tax rate; the impact, financial or otherwise, of any organizational changes; the impact of accounting pronouncements; quantitative and qualitative disclosures about market risk; and other matters. These forward looking statements are based on current management expectations and assumptions only as of the date of this Quarterly Report, are not guarantees of future performance and involve substantial risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from the results expressed in, or implied by, these forward looking statements. These risks and uncertainties include, but are not limited to, weakening of global and/or regional economic conditions, generally or specifically in the semiconductor industry, which could decrease the demand for the Company’s products and solutions; the level of, and obligations associated with, the Company’s indebtedness, including the debts incurred in connection with the acquisition of CMC Materials; risks related to the acquisition and integration of CMC Materials, including unanticipated difficulties or expenditures relating thereto; the ability to achieve the anticipated synergies and value-creation contemplated by the acquisition of CMC Materials and the diversion of management time on transaction-related matters; risks related to the COVID-19 pandemic on the global economy and financial markets, as well as on the Company, its customers and suppliers, which may impact its sales, gross margin, customer demand and its ability to supply its products to its customers; raw material shortages, supply and labor constraints and price increases, pricing and inflationary pressures and
Entegris, Inc. - page 3 of 15

rising interest rates; operational, political and legal risks of the Company’s international operations; the Company’s dependence on sole source and limited source suppliers; the Company’s ability to meet rapid demand shifts; the Company’s ability to continue technological innovation and introduce new products to meet customers’ rapidly changing requirements; substantial competition; the Company’s concentrated customer base; the Company’s ability to identify, complete and integrate acquisitions, joint ventures or other transactions; the Company’s ability to effectively implement any organizational changes; the Company’s ability to protect and enforce intellectual property rights; the ongoing conflict in Ukraine and the global response thereto; the increasing complexity of certain manufacturing processes; changes in government regulations of the countries in which the Company operates, including the imposition of tariffs, export controls and other trade laws and restrictions and changes to national security and international trade policy, especially as they relate to China; fluctuation of currency exchange rates; fluctuations in the market price of the Company’s stock; and other risk factors and additional information described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including under the heading “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on February 4, 2022, and in the Company’s other SEC filings. Except as required under the federal securities laws and the rules and regulations of the SEC, the Company undertakes no obligation to update publicly any forward-looking statements or information contained herein, which speak as of their respective dates.

Entegris, Inc. - page 4 of 15

Entegris, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three months ended
	October 1, 2022	October 2, 2021	July 2, 2022
Net sales	$993,828	$579,493	$692,489
Cost of sales	622,157	315,289	382,092
Gross profit	371,671	264,204	310,397
Selling, general and administrative expenses	226,446	71,032	90,685
Engineering, research and development expenses	64,990	41,972	49,248
Amortization of intangible assets	65,346	11,843	12,494
Operating income	14,889	139,357	157,970
Interest expense, net	82,755	9,339	31,343
Other expense, net	12,852	1,917	9,619
(Loss) Income before income tax expense	(80,718)	128,101	117,008
Income tax (benefit) expense	(7,015)	10,640	17,517
Net (loss) income	$(73,703)	$117,461	$99,491

Basic (loss) earnings per common share:	$(0.50)	$0.87	$0.73
Diluted (loss) earnings per common share:	$(0.50)	$0.86	$0.73

Weighted average shares outstanding:
Basic	148,570	135,583	135,895
Diluted	148,570	136,631	136,454

Entegris, Inc. - page 5 of 15

Entegris, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Nine months ended
	October 1, 2022	October 2, 2021
Net sales	$2,335,963	$1,663,689
Cost of sales	1,344,075	899,115
Gross profit	991,888	764,574
Selling, general and administrative expenses	404,239	215,042
Engineering, research and development expenses	160,953	121,692
Amortization of intangible assets	90,491	35,616
Operating income	336,205	392,224
Interest expense, net	126,962	31,563
Other expense, net	27,373	29,807
Income before income tax expense	181,870	330,854
Income tax expense	30,377	39,947
Net income	$151,493	$290,907

Basic earnings per common share:	$1.08	$2.15
Diluted earnings per common share:	$1.08	$2.13

Weighted average shares outstanding:
Basic	140,045	135,383
Diluted	140,892	136,556

Entegris, Inc. - page 6 of 15

Entegris, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	October 1, 2022	December 31, 2021
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$754,667	$402,565
Trade accounts and notes receivable, net	519,793	347,413
Inventories, net	823,637	475,213
Deferred tax charges and refundable income taxes	22,024	35,312
Other current assets	102,155	52,867
Total current assets	2,222,276	1,313,370
Property, plant and equipment, net	1,383,693	654,098
Other assets:
Right-of-use assets	95,397	66,563
Goodwill	4,405,292	793,702
Intangible assets, net	1,969,729	335,113
Deferred tax assets and other noncurrent tax assets	18,637	17,671
Other	38,380	11,379
Total assets	$10,133,404	$3,191,896
LIABILITIES AND EQUITY
Current liabilities
Short-term debt, including current portion of long-term debt	$219,787	$—
Accounts payable	187,697	130,734
Accrued liabilities	390,706	199,131
Income tax payable	42,831	49,136
Total current liabilities	841,021	379,001
Long-term debt, excluding current maturities	5,627,698	937,027
Long-term lease liability	82,870	60,101
Other liabilities	465,498	101,986
Shareholders’ equity	3,116,317	1,713,781
Total liabilities and equity	$10,133,404	$3,191,896

Entegris, Inc. - page 7 of 15

Entegris, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended		Nine months ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Operating activities:
Net (loss) income	$(73,703)	$117,461	$151,493	$290,907
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	45,203	22,841	93,489	67,510
Amortization	65,346	11,843	90,491	35,616
Share-based compensation expense	38,077	7,467	57,544	22,124
Loss on extinguishment of debt and modification	2,235	—	2,235	23,338
Other	52,533	(1,773)	61,220	(1,976)
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade accounts and notes receivable	22,931	(5,127)	(34,378)	(53,358)
Inventories	(55,394)	(45,464)	(180,335)	(115,187)
Accounts payable and accrued liabilities	56,162	52,924	83,307	37,577
Income taxes payable, refundable income taxes and noncurrent taxes payable	(12,089)	(8,833)	(15,637)	(35,275)
Other	4,231	(1,835)	10,801	13,198
Net cash provided by operating activities	145,532	149,504	320,230	284,474
Investing activities:
Acquisition of property and equipment	(126,739)	(48,885)	(318,836)	(133,986)
Acquisition of business, net of cash acquired	(4,474,925)	—	(4,474,925)	(2,250)
Other	1	4,326	1,124	4,416
Net cash used in investing activities	(4,601,663)	(44,559)	(4,792,637)	(131,820)
Financing activities:
Proceeds from revolving credit facility, short-term debt and long-term debt	2,810,439	—	5,416,753	451,000
Payments of revolving credit facility, short-term debt and long-term debt	(223,000)	—	(416,000)	(601,000)
Payments for debt extinguishment costs	—	—	—	(19,080)
Payments for dividends	(14,929)	(10,853)	(42,413)	(32,650)
Issuance of common stock	1,787	1,055	10,764	17,872
Taxes paid related to net share settlement of equity awards	(6,430)	(275)	(22,747)	(15,368)
Repurchase and retirement of common stock	—	(20,000)	—	(50,000)
Other	(89,182)	(486)	(100,348)	(5,287)
Net cash provided by (used in) financing activities	2,478,685	(30,559)	4,846,009	(254,513)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(11,118)	333	(21,500)	(3,282)
(Decrease) increase in cash, cash equivalents and restricted cash	(1,988,564)	74,719	352,102	(105,141)
Cash, cash equivalents and restricted cash at beginning of period	2,743,231	401,033	402,565	580,893
Cash, cash equivalents and restricted cash at end of period	$754,667	$475,752	$754,667	$475,752

Entegris, Inc. - page 8 of 15

Entegris, Inc. and Subsidiaries
Segment Information
(In thousands)
(Unaudited)

	Three months ended			Nine months ended
Net sales	October 1, 2022	October 2, 2021	July 2, 2022	October 1, 2022	October 2, 2021
Specialty Chemicals and Engineered Materials	$224,192	$154,605	$179,412	$569,380	$460,707
Microcontamination Control	280,550	225,877	274,133	821,320	660,497
Advanced Materials Handling	210,405	186,200	224,084	632,602	507,243
Advanced Planarization Solutions	293,854	21,775	28,317	352,816	62,580
Inter-segment elimination	(15,173)	(8,964)	(13,457)	(40,155)	(27,338)
Total net sales	$993,828	$579,493	$692,489	$2,335,963	$1,663,689

	Three months ended			Nine months ended
Segment profit	October 1, 2022	October 2, 2021	July 2, 2022	October 1, 2022	October 2, 2021
Specialty Chemicals and Engineered Materials	$34,228	$33,552	$35,539	$107,459	$98,760
Microcontamination Control	105,335	78,399	100,109	304,062	227,097
Advanced Materials Handling	42,077	40,503	46,926	135,693	114,691
Advanced Planarization Solutions	18,903	7,539	10,179	40,241	21,832
Total segment profit	200,543	159,993	192,753	587,455	462,380
Amortization of intangibles	65,346	11,843	12,494	90,491	35,616
Unallocated expenses	120,308	8,793	22,289	160,759	34,540
Total operating income	$14,889	$139,357	$157,970	$336,205	$392,224

Entegris, Inc. - page 9 of 15

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Gross Profit to Adjusted Gross Profit
(In thousands)
(Unaudited)

	Three months ended			Nine months ended
	October 1, 2022	October 2, 2021	July 2, 2022	October 1, 2022	October 2, 2021
Net Sales	$993,828	$579,493	$692,489	$2,335,963	$1,663,689
Gross profit-GAAP	$371,671	$264,204	$310,397	$991,888	$764,574
Adjustments to gross profit:
Charge for fair value mark-up of acquired inventory sold	61,932	—	—	61,932	—
Adjusted gross profit	$433,603	$264,204	$310,397	$1,053,820	$764,574

Gross margin - as a % of net sales	37.4%	45.6%	44.8%	42.5%	46.0%
Adjusted gross margin - as a % of net sales	43.6%	45.6%	44.8%	45.1%	46.0%

Entegris, Inc. - page 10 of 15

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Segment Profit to Adjusted Operating Income
(In thousands)
(Unaudited)

	Three months ended			Nine months ended
Adjusted segment profit	October 1, 2022	October 2, 2021	July 2, 2022	October 1, 2022	October 2, 2021
SCEM segment profit	$34,228	$33,552	$35,539	$107,459	$98,760
Integration costs	—	—	—	—	—
Severance and restructuring costs	—	69	—	—	167
Charge for fair value write-up of acquired inventory sold	5,104	—	—	5,104	—
SCEM adjusted segment profit	$39,332	$33,621	$35,539	$112,563	$98,927

MC segment profit	$105,335	$78,399	$100,109	$304,062	$227,097
Severance and restructuring costs	—	75	—	—	181
MC adjusted segment profit	$105,335	$78,474	$100,109	$304,062	$227,278

AMH segment profit	$42,077	$40,503	$46,926	$135,693	$114,691
Severance and restructuring costs	—	52	—	—	127
AMH adjusted segment profit	$42,077	$40,555	$46,926	$135,693	$114,818

APS segment profit	$18,903	$7,539	$10,179	$40,241	21,832
APS Integration	56,828	—	—	56,828	—
APS adjusted segment profit	$75,731	$7,539	$10,179	$97,069	$21,832

Unallocated general and administrative expenses	$120,308	$8,793	$22,289	$160,759	$34,540
Unallocated deal and integration costs	(111,040)	(1,290)	(12,575)	(129,869)	(3,966)
Unallocated severance and restructuring costs	—	(10)	—	—	(54)
Adjusted unallocated general and administrative expenses	$9,268	$7,493	$9,714	$30,890	$30,520

Total adjusted segment profit	$262,475	$160,189	$192,753	$649,387	$462,855
Adjusted amortization of intangible assets	—	—	—	—	—
Adjusted unallocated general and administrative expenses	9,268	7,493	9,714	30,890	30,520
Total adjusted operating income	$253,207	$152,696	$183,039	$618,497	$432,335
Entegris, Inc. - page 11 of 15

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Net Income to Adjusted Operating Income and Adjusted EBITDA
(In thousands)
(Unaudited)

	Three months ended			Nine months ended
	October 1, 2022	October 2, 2021	July 2, 2022	October 1, 2022	October 2, 2021
Net sales	$993,828	$579,493	$692,489	$2,335,963	$1,663,689
Net (loss) income	$(73,703)	$117,461	$99,491	$151,493	$290,907
Net (loss) income - as a % of net sales	(7.4%)	20.3%	14.4%	6.5%	17.5%
Adjustments to net (loss) income:
Income tax (benefit) expense	(7,015)	10,640	17,517	30,377	39,947
Interest expense, net	82,755	9,339	31,343	126,962	31,563
Other expense, net	12,852	1,917	9,619	27,373	29,807
GAAP - Operating income	14,889	139,357	157,970	336,205	392,224
Operating margin - as a % of net sales	1.5%	24.0%	22.8%	14.4%	23.6%
Charge for fair value write-up of acquired inventory sold	61,932	—	—	61,932	—
Deal and transaction costs	31,867	—	2,410	39,285	—
Integration costs	20,762	1,290	10,165	32,173	3,966
Contractual and non-cash integration costs	58,411	—	—	58,411	—
Severance and restructuring costs	—	206	—	—	529
Amortization of intangible assets	65,346	11,843	12,494	90,491	35,616
Adjusted operating income	253,207	152,696	183,039	618,497	432,335
Adjusted operating margin - as a % of net sales	25.5%	26.3%	26.4%	26.5%	26.0%
Depreciation	45,203	22,841	24,381	93,489	67,510
Adjusted EBITDA	$298,410	$175,537	$207,420	$711,986	$499,845
Adjusted EBITDA - as a % of net sales	30.0%	30.3%	30.0%	30.5%	30.0%

Entegris, Inc. - page 12 of 15

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Net Income and Diluted Earnings per Common Share to Non-GAAP Net Income and Diluted Non-GAAP Earnings per Common Share
(In thousands, except per share data)
(Unaudited)

	Three months ended			Nine months ended
	October 1, 2022	October 2, 2021	July 2, 2022	October 1, 2022	October 2, 2021
GAAP net (loss) income	$(73,703)	$117,461	$99,491	$151,493	$290,907
Adjustments to net income:
Charge for fair value write-up of inventory acquired	61,932	—	—	61,932	—
Deal and transaction costs	31,867	—	2,410	39,285	—
Integration costs	20,762	1,290	10,165	32,173	3,966
Contractual and non-cash integration costs	58,411	—	—	58,411	—
Severance and restructuring costs	—	206	—	—	529
Loss on extinguishment of debt and modification	2,235	—	—	2,235	23,338
Interest expense, net	2,397	—	22,742	29,822	—
Amortization of intangible assets	65,346	11,843	12,494	90,491	35,616
Tax effect of adjustments to net income and discrete items[1]	(41,477)	(5,417)	(10,486)	(56,123)	(16,749)
Non-GAAP net income	$127,770	$125,383	$136,816	$409,719	$337,607

Diluted (loss) earnings per common share	$(0.50)	$0.86	$0.73	$1.08	$2.13
Effect of adjustments to net income	$1.35	$0.06	$0.27	$1.83	$0.34
Diluted non-GAAP earnings per common share	$0.85	$0.92	$1.00	$2.91	$2.47

Diluted weighted averages shares outstanding	148,570	136,631	136,454	140,892	136,556
Effect of adjustment to diluted weighted average shares outstanding	1,099	—		—	—
Diluted non-GAAP weighted average shares outstanding	149,669	136,631	136,454	140,892	136,556
1The tax effect of pre-tax adjustments to net income was calculated using the applicable marginal tax rate during the respective years.
Entegris, Inc. - page 13 of 15

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Outlook to Non-GAAP Outlook
(In millions, except per share data)
(Unaudited)

Fourth-Quarter Outlook
Reconciliation GAAP Operating Margin to non-GAAP Operating Margin and Adjusted EBITDA Margin	December 31, 2022
Net sales	$930 - $970
GAAP - Operating income	$132 - $153
Operating margin - as a % of net sales	14% - 16%
Deal, transaction and integration costs	23
Amortization of intangible assets	66
Adjusted operating income	$221 - $242
Adjusted operating margin - as a % of net sales	24% - 25%
Depreciation	45
Adjusted EBITDA	$266 - $287
Adjusted EBITDA - as a % of net sales	29%

Fourth-Quarter Outlook
Reconciliation GAAP net income to non-GAAP net income	December 31, 2022
GAAP net income	$42 - $50
Adjustments to net income:
Deal, transaction and integration costs	23
Amortization of intangible assets	66
Income tax effect	(19)
Non-GAAP net income	$112 - $120

Fourth-Quarter Outlook
Reconciliation GAAP diluted earnings per share to non-GAAP diluted earnings per share	December 31, 2022
Diluted earnings per common share	$0.28 - $0.33
Adjustments to diluted earnings per common share:
Deal, transaction and integration costs	0.15
Amortization of intangible assets	0.44
Income tax effect	(0.12)
Diluted non-GAAP earnings per common share	$0.75 - $0.80

Entegris, Inc. - page 14 of 15

Entegris, Inc. and Subsidiaries
Reconciliation of Proforma GAAP Net Sales to Proforma Non-GAAP Net Sales
(In thousands)
(Unaudited)

	Three months ended		Nine months ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021	3Q22 over 3Q21	YTD 3Q22 over 3Q21
Proforma GAAP Net Sales	$993.8	$889.3	$2,974.8	$2,568.7	11.8%	15.8%
Less: Wood treatment	—	21.2	11.1	55.8
Proforma Net Sales - Non GAAP	$993.8	$868.1	$2,963.7	$2,512.9	14.5%	17.9%

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Entegris, Inc. - page 15 of 15